UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2006

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue

New York, NY 10017

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)           Pursuant to a previously announced realignment of business units, effective December 15, 2006, Paul Camara, Executive Vice President of Monster Worldwide, Inc. (the “Company”), left the employ of the Company.  Mr. Camara and the Company entered into an Agreement and General Release dated December 20, 2006.  Also pursuant to a previously announced realignment of business units, effective December 15, 2006, John Mclaughlin, Executive Vice President of the Company, left the employ of the Company.  Mr. Mclaughlin and the Company entered into an Agreement and General Release dated December 19, 2006.

(e)           Under the terms of the agreement with Mr. Camara, and consistent with the severance provisions under his employment agreement, the Company agreed to pay Mr. Camara severance of $500,000 through December 31, 2007 in bi-weekly installments, without interest, beginning in January 2007.  In addition and in accordance with Mr. Camara’s previously executed stock option agreements entered into by him and the Company, all previously issued stock options shall be exercisable for the remainder of their respective ten year terms subject to the requirements of the federal securities laws and other conditions.  The Company also agreed, consistent with the obligations under his employment agreement, to provide Mr. Camara with certain health insurance for the balance of his life.

Under the terms of the agreement with Mr. Mclaughlin, and consistent with the severance provisions of his employment agreement, the Company agreed to pay Mr. Mclaughlin a management bonus of $458,333, which is 11/12ths of Mr. Mclaughlin’s annual salary of $500,000 and  severance of $500,000 in bi-weekly installments paid over a year, without interest, beginning in January 2007.  Furthermore, the vesting of 7,500 restricted shares shall be accelerated currently or as soon thereafter as permitted by the federal securities laws.  In addition and in accordance with Mr. Mclaughlin’s previously executed stock option agreements entered into by him and the Company, all previously issued stock options shall be exercisable for the remainder of their respective ten year terms subject to the requirements of the federal securities laws and other conditions.  The Company also agreed, consistent with the terms of his employment agreement, to provide Mr. Mclaughlin with health insurance for 12 months from the date of Mr. Mclaughlin’s separation.

ITEM 9.01                                       Financial Statements and Exhibits.

(d)           (i)            Agreement and General Release between the Company and Paul Camara.

(ii)           Agreement and General Release between the Company and John Mclaughlin.

(all other items of this report are inapplicable)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Charles Baker
Charles Baker
Chief Financial Officer

Dated: December 21, 2006